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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 8, 1996

                            AMERICAN WAGERING, INC.
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            (Exact name of registrant as specified in its charter).

            Nevada                 000-20685                      880344658
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(State or other jurisdiction      (Commission                   IRS Employer
      of incorporation            File Number)               Identification No.)

        675 Grier Drive, Las Vegas, Nevada                         89119
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     (Address of principal executive offices)                   (Zip Code)

                         Registrant's telephone number,
                      including area code: (702) 735-0101



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Item 5. OTHER EVENTS

        On October 8, 1996, the United States District Court of Nevada granted the motion of Michael Racusin, d/b/a/ M. Racusin & Company ("Racusin") to add American Wagering, Inc. (the "Company") as a party to a lawsuit, pending since August 1995, between Racusin and Leroy's Horse and Sports Place ("Leroy's"), the wholly owned subsidiary of the Company which operates sports and race books. As previously reported, in dispute in the lawsuit are two written contracts between Leroy's and Racusin. The specific language of the alleged agreements provides that Leroy's will pay to Racusin (i) a commission equal to 5% of the purchase price of Leroy's in the event Racusin brings in a buyer for Leroy's and
(ii) compensation equal to 4.5% of the "final evaluation in the form of Leroy's common stock plus $150,000 in cash upon completion of common offering or IPO."

        Racusin alleges that, pursuant to the alleged agreements, Racusin is entitled to either 4.5% of the stock of Leroy's or 4.5% of the Company's common stock and $150,000 in cash as a result of the completion of the Company's initial public offering of its common stock in May 1996. The Company believes that the contracts are unenforceable and Leroy's has requested the Court to declare that the agreements are vague, ambiguous and unenforceable contracts. The case is awaiting a trial date.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICAN WAGERING, INC.
                                 --------------------------------
                                 (Registrant)

Date: October 14, 1996           By: /s/ Robert D. Ciunci
                                     ----------------------------
                                     Robert D. Ciunci
                                     Executive Vice President and
                                     Chief Financial Officer